CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	April 18, 2012
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. DECLARES CASH DIVIDEND

DUBUQUE, Iowa, April 18, 2012 - Heartland Financial USA, Inc. (NASDAQ: HTLF), announced that its board of directors has approved a regular quarterly cash dividend of $0.10 per share on the company's common stock payable on June 8, 2012 to stockholders of record at the close of business on May 25, 2012. At March 31, 2012, there were 16,486,539 common shares outstanding listed on the NASDAQ Market under the symbol HTLF.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $4.3 billion diversified financial services company providing banking, mortgage, wealth management, insurance and consumer finance services to individuals and businesses. Heartland currently has 61 banking locations in 42 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

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